Exhibit 10.2

2021 AMENDED AND RESTATED DIAMONDBACK ENERGY, INC.
EQUITY INCENTIVE PLAN
AMENDMENT NO. 1

This Amendment No. 1 (this “Amendment”) to the Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan (the “Plan”) is dated and effective as of February 11, 2024.
1.    Amendment. Section 2(h) of the Plan is hereby amended to add the following paragraph at the end of the existing text:
For clarity and the foregoing notwithstanding, the transactions contemplated by the Agreement and Plan of Merger, dated as of February 11, 2024, by and among Diamondback, Eclipse Merger Sub I, LLC, Eclipse Merger Sub II, LLC, Endeavor Manager, LLC, and Endeavor Parent, LLC will not constitute a Change of Control.
2.    Effect of this Amendment. Except as specifically set forth in this Amendment, the Plan shall remain in full force and effect in accordance with its terms.

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